Exhibit (j)(2)



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 53 to Registration Statement No. 2-75677 of Westcore Trust on Form N-1A of our report dated June 28, 2001, appearing in the May 31, 2001 Annual Report of Westcore Trust, and to the references to us under the headings "Financial Highlights" in the Prospectus and "Auditors and Financial Statements" in the Statement of Additional Information, which are part of such Registration Statement.


/s/ Deloitte & Touche LLP

Denver, Colorado
September 24, 2001